Exhibit 10.3
[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
Consulting Agreement

THIS CONSULTING AGREEMENT is entered into this 1st day of April 2023 (the “Effective Date”) by and between Sanken Electric, Co., Ltd., located at 3-6-3 Kitano, Niiza-shi, Saitama, Japan (“SANKEN”), and Allegro MicroSystems, LLC, located at 955 Perimeter Road, Manchester, New Hampshire 03103, U.S.A. (“ALLEGRO”).

WHEREAS, in accordance with Section 2.1 of the "Transition Agreement" dated September 25, 2022, [XXX] (“[XXX]”) requested SANKEN provide specific support for a limited period of time, after which, orders from [XXX] will be provided directly to ALLEGRO or an agreed upon, authorized distributor.

NOWTHEREFORE, the parties agree to the following:

1.With respect to [XXX], for a period of six (6) months from the effective date, unless terminated earlier at the request of [XXX] or ALLEGRO, SANKEN will provide the services in accordance with Exhibit A (the "Services") to ALLEGRO as part of its assistance for the transfer of orders from SANKEN to ALLEGRO or it’s designated distributor.

2.ALLEGRO shall be responsible for reimbursing SANKEN for all attributable costs plus [XXX]% associated with the Service, and any other costs associated with the Services provided hereunder. Such attributable costs shall include all personnel related costs, delivery and logistics costs, administrative costs, storage costs, and any other costs related to the provision of the Services. ALLEGRO shall promptly reimburse SANKEN for the foregoing costs incurred during a month within thirty (30) days following receipt of any invoice therefor.

3.Any and all confidential information received or disclosed pursuant to this Agreement shall be governed by the terms of the RECIPROCAL PROPRIETARY DISCLOSURE AGREEMENT by and between SANKEN and ALLEGRO dated January 2nd, 2019.

4.For the avoidance of doubt, any claim with respect to Allegro products sold by SANKEN to [XXX] as fulfilment of the Service (including, without limitation, claims for defective quality, infringement of intellectual property rights, product liability damages, etc.) shall be settled by ALLEGRO. If SANKEN incurs any related compensation to customers, such compensation and all related costs will be borne by ALLEGRO, provided ALLEGRO is permitted to participate in the negotiation of such compensation. ALLEGRO will not be responsible for any compensation agreed to by SANKEN without ALLEGRO’s written consent to such compensation.

5.All notices or reports concerning, relating to, or required under this Agreement will be sent to:
a.For ALLEGRO: Hitoshi Yabusaki at [XXX] and Kyle Purinton at [XXX]
b.For SANKEN: Hirofumi Mori at [XXX]

Exhibit 10.3
[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective Date first above written.

SANKEN ELECTRIC CO., LTD. ALLEGRO MICROSYSTEMS, LLC

By: /s/ Satoshi Yoshida By: /s/ Max Glover
Satoshi Yoshida Max Glover
Title: Director, Senior Corporate Officer Title: SVP, Worldwide Sales

Exhibit 10.3
[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit A

[XXX]
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